SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: August 25, 2004

CAN/AM AUTOSALES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-103986	98-0384073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1577 W. 4th Ave., Vancouver, B.C.

Canada V6J 1L6

(Address of principal executive offices)

Registrant's telephone number, including area code: 604-732-3799

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 25, 2004, Can/Am Autosales, Inc. (the "Company") entered into a Stock Purchase Agreement with Lion Energy (Europe) Ltd. ("Lion"). Lion is the sole shareholder of 100% of the capital stock of The London Finance Group, Ltd., a corporation organized and existing under the laws of Great Britain ("LFG"). Prior to this Agreement, there was no material relationship between the Company and Lion of LFG. In exchange for 100% of the shares of LFT, Lion will receive, upon closing of the Agreement, thirty (30) million common shares and forty (40) million preferred shares of the Company. Preferred stock of the Company pays no dividend, but is convertible, at the sole and absolute discretion of the Board of Directors without notice, at fifteen (15) shares of common stock for each one (1) share of preferred stock. The Agreement is intended to close on or about August 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAN/AM AUTOSALES, INC.

August 27, 2004                                         /s/ Triantfyllos Groumoutis

                                                                      Date Triantfyllos Groumoutis, President